                                                                 EXHIBIT 10.8


                  FORM OF CONVERTIBLE SECURED PROMISSORY NOTE

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR ENDOCARE, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO ENDOCARE, INC. STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.




                                 ENDOCARE, INC.

                      CONVERTIBLE SECURED PROMISSORY NOTE


$_________                                                 San Mateo, California
                                                           August 26, 1996


         FOR VALUE RECEIVED, and subject to the conversion provisions set forth below, the undersigned, Endocare, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to __________________________________________________, a
______________________________, or order ("Lender"), at such place or places as
Lender may from time to time designate in writing, the principal amount of this Note and accrued interest thereon, as provided herein.


A.       Payment Schedule.

         1. Interest. Interest shall accrue with respect to the outstanding unpaid principal sum hereunder at the annual rate of sixteen percent (16%). However, if an Event of Default, as defined herein, occurs, then interest shall accrue on the outstanding unpaid principal sum hereunder at the rate per annum of eighteen percent (18%) (the "Default Rate") from the date of the Event of Default. Interest shall be calculated on the basis of a three hundred sixty
(360) day year for actual days elapsed. Interest shall be due and payable in arrears on the Maturity Date, as defined herein.

         2. Principal. The initial principal amount of ______________________ ______________________ Dollars ($_______) (the "Initial Principal Amount") may
be increased by an additional amount of up to _________________________ Dollars ($__________) (the "Additional Principal Amount"), up to a maximum principal amount of ____________________________________________ Dollars ($_________)
(the "Maximum Principal Amount"), (a) by Lender, at any time prior to the Maturity Date with the consent of

Borrower, upon delivery to Borrower of a notice of increase and additional funds in the amount of such Additional Principal Amount, or (b) by Borrower, at any time before the Maturity Date, upon delivery to Lender of a certificate of Borrower's chief executive officer or chief financial officer certifying that Borrower's net revenue for the six (6) consecutive months ending with the most recent month for which financial statements are available (the "Test Period") equals or exceeds two million seven hundred fifty thousand dollars ($2,750,000) and (ii) Borrower has positive net income for the Test Period as a whole and for each of the three most recent months of the Test Period, in each case as reported in or calculated from Borrower's most recent Quarterly Reports on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission (to the extent reported therein or calculable therefrom), whereupon Lender shall make such Additional Principal Amount available to Borrower. Lender's obligation to lend the Initial Principal Amount and any Additional Principal Amount is subject to, and conditioned upon, the issuance and delivery by Borrower to Lender of an Endocare, Inc. Warrant in substantially the form annexed hereto.

         3. Maturity Date. All principal indebtedness shall be due and payable on August 26, 1998 (the "Maturity Date").

         4. Application of Payments. Each payment received from Borrower shall be applied first to accrued interest and then to the principal amount then outstanding.

         5. Prepayment. Borrower shall have the right to prepay, in whole or in part, the principal outstanding under this Note and/or any interest accrued thereon. In the event of a prepayment prior to the first anniversary of the date of this Note, in addition to all other amounts due and payable hereunder, Borrower shall pay to Lender a prepayment fee equal to the product of (i) the interest rate in effect on the prepayment date pursuant to paragraph 2 hereof and (ii) the amount of principal included in such prepayment and (iii) a fraction, the numerator of which shall be the number of days between such prepayment date and such anniversary date and the denominator of which shall be 360.

         6. Origination Fee. Upon delivery of this Note, Borrower shall pay to Lender an origination fee (the "Origination Fee") in an amount equal to the sum of (a) two percent (2%) of the Maximum Principal Amount and (b) the legal fees and expenses, up to an aggregate amount of Seven Thousand Five Hundred Dollars ($7,500), of Technology Funding, Inc. in connection with this Note and the other Convertible Secured Promissory Notes issued by Borrower on the date hereof and the transactions related thereto. The Origination Fee shall be paid, at Borrower's option, in cash or in the form of shares of common stock, par value $.001 per share, of Borrower ("Common Stock"), priced (solely for purposes of this provision) at $3 per share.

         7. Form of Payment. Principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds or, to the extent set forth in this Note, in Common Stock of Borrower.





                                       2.

B.       Subordination.

         The indebtedness hereunder is subordinate and junior to the prior payment in full of all indebtedness (including indebtedness for money borrowed from banks, insurance companies and other financial institutions, and all extensions and renewals thereof) incurred by Borrower in the ordinary course of Borrower's business, up to a maximum principal amount of Twenty Five Thousand Dollars ($25,000) in any single transaction, whether outstanding on the date hereof or hereafter created (the "Senior Indebtedness"). Senior Indebtedness does not include indebtedness as to which the instrument creating or evidencing the same states that such indebtedness is not superior in right of payment (or is subordinate or junior) to this Note. With Lender's prior written consent (which consent shall not be unreasonably withheld), the indebtedness hereunder may be made subordinate and junior to the prior payment in full of other indebtedness of Borrower.

C.       Conversion.

         At Lender's option, the outstanding unpaid principal hereunder, together with accrued interest thereon, may be converted, in whole or in part, into fully paid and nonassessable shares of Common Stock at any time and from time to time. At Borrower's option, an amount up to the Initial Principal Amount, together with accrued interest thereon, may be converted, in whole or in part, into fully paid and nonassessable shares of Common Stock at any time on or after August 26, 1997 if Lender has not exercised its right to convert on or before such date.

         1. Conversion Price. The conversion price shall be $2.50 per share, subject to adjustment from time to time as set forth herein (as so adjusted, the "Conversion Price"). If Borrower at any time shall, by subdivision, stock-split, stock dividend, reverse stock-split, combination, recapitalization, reclassification or otherwise, change any of the securities to which conversion rights hereunder exist into the same or a different number or type of securities of any class or classes, this Note shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the conversion rights under this Note immediately prior to such subdivision, stock-split, stock dividend, reverse stock-split, combination, recapitalization, reclassification or other action. If the outstanding shares of Borrower Common Stock are split, subdivided, recapitalized, reclassified, or combined into a greater or smaller number of shares, or a stock dividend is declared or paid on such shares, the Conversion Price shall be proportionately reduced (in the case of actions resulting in a greater number of outstanding shares) or proportionately increased (in the case of actions resulting in a smaller number of outstanding shares), in both cases by the ratio which the total number of shares outstanding immediately after such event bears to the total number of shares immediately prior to such event. If any event shall occur as to which the foregoing provisions are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights represented by this Note in accordance with the essential intent and principles hereof, then, in each such case, Lender and Borrower shall appoint a firm of independent public accountants of recognized national standing, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential





                                       3.

intent and principles established herein necessary to preserve, without dilution, the conversion rights represented by this Note. Upon receipt of such opinion, Borrower shall promptly cause the adjustments described therein to become effective as of the occurrence of such event. Borrower shall not, by amendment of its charter or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but shall at all times in good faith assist in carrying out all such terms and in taking all such action as may be necessary or appropriate in order to protect Lender's rights against dilution or other impairment. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made for: (a) the issuance of any shares of Common Stock, options to purchase, or other securities convertible or exchangeable into, shares of Common Stock, or any issuance of shares of Common Stock upon exercise, conversion or exchange or such securities (each a "Convertible Security"), to any employee, director, consultant or other agent of Borrower pursuant to any incentive plan, licensing agreement, compensation arrangement, bonus, award, purchase plan, stock option, or other similar arrangement, in each case adopted by the Board of Directors of Borrower; or (b) any other issuance of Common Stock or Convertible Securities in an amount not to exceed an additional 3,000,000 shares of Common Stock of Borrower (not including any shares of Common Stock issuable pursuant to the provisions of these Notes or the related Warrants), and subject to adjustment of such number for events that would adjust the Conversion Price as set forth in this paragraph B.1.

         2. Conversion Procedures. Conversion shall be made (i) by Lender upon surrender of this Note to Borrower at its principal executive office accompanied by a written notice of election to convert, and (ii) by Borrower by written notice of conversion to Lender in accordance with paragraph F.4 hereof. Borrower shall thereupon issue and deliver to Lender a certificate or certificates representing the shares of Borrower Common Stock into which this Note has been converted, together (in the case of a partial conversion) with a replacement note, in form substantially identical to this Note, for the unconverted unpaid principal amount. No fractional share shall be issued in connection with the conversion of this Note, but in lieu of such fractional share, Borrower shall pay Lender an amount equal to the product of such fractional share (calculated to the nearest 1/1000 of a share) and the Conversion Price. Payment of such amount shall be made in cash or by check payable to the order of Lender.

         3. Borrower's Representations, Warranties and Covenants. Borrower represents and warrants that all shares of Common Stock issued upon conversion of this Note shall, when issued, be duly authorized, validly issued, fully paid, and nonassessable, and that the delivery of certificates for such shares to Lender in the manner provided herein will transfer to Lender good and valid title to such shares, free and clear of all Liens. Borrower shall, from time to time, increase its number of authorized shares of Common Stock so as to maintain at all times a number of such shares sufficient to permit the conversion of this Note and shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, sufficient shares to provide for the conversion of this Note.





                                       4.

         4. Registration Rights. If Borrower at any time determines to register under the Securities Act of 1933, as amended (the "Securities Act"), any of its Common Stock, either for its own account or for the account of one or more security holders, other than a registration relating solely to (i) employee benefit plans or on Form S-8 or (ii) a transaction under SEC Rule 145 or on Form S-4, Borrower shall promptly give Lender written notice thereof and shall include in such registration (and any related qualification under blue sky laws or other compliance) the shares of Common Stock received by Lender upon such conversion and/or in payment of the Origination Fee (the "Shares") specified in a written request from Lender made within thirty (30) days after the receipt of such notice by Lender (provided, however, that for purposes of the registration rights set forth in this paragraph C.4, Shares shall cease to be registrable under this paragraph C.4 when (i) a registration statement covering such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement, (ii) such Shares shall have been distributed to the public pursuant to Rule 144 or Rule 144A (or any successor provisions) under the Securities Act or (iii) such Shares shall have ceased to be outstanding). Borrower may effect the registration of the Shares under the Securities Act of 1933 on any suitable registration form permitted by the Securities and Exchange Commission ("SEC"), including Form S-3, provided that such form is reasonably acceptable to Lender to permit the disposition of the Shares in accordance with the intended method of disposition specified by Lender in its request for registration. Borrower shall provide Lender with copies of all correspondence with the SEC related to such registration and reasonable opportunity to review and comment on drafts of the registration statement and responses to comments and correspondence of the SEC. No information relating to Lender shall be included in any registration statement or other documents filed with the SEC or any other governmental authority without Lender's consent, except that Borrower may file this Note and disclose related information if required by applicable law, rule, regulation or order of any jurisdiction, governmental authority, securities exchange or court of competent jurisdiction. Without limiting the generality of the foregoing, Borrower shall (x) notify Lender promptly of all action by the SEC relating to the registration statement and the registration of the Shares; (y) furnish to Lender such opinions of Borrower's counsel and comfort letters of Borrower's independent auditors as Lender reasonably requests; and (z) furnish Lender with sufficient copies of the registration statement, each amendment and supplement thereto, all exhibits and documents incorporated by reference, and prospectuses to facilitate the disposition of the Shares. Nothing herein shall require Borrower to qualify generally to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction. Borrower shall indemnify Lender, each of its officers, directors, partners and affiliates, and each person controlling such persons (each an "Indemnified Party"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement with the prior written consent of Borrower (which consent shall not be unreasonably withheld) of any litigation, threatened or pending, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any omission (or alleged omission) to state therein a material fact required (or alleged to be required) to be stated therein to make the statements not misleading, or any violation by Borrower of the Securities Act of 1933 or any rule thereunder. Notwithstanding the foregoing, Borrower shall not be liable to any Indemnified Party for any





                                       5.

expense, claim, loss, damage or liability (or action in respect thereof) to the extent that it arises from or is based upon (i) information relating to such Indemnified Party furnished for use in connection with such registration by such Indemnified Party or its agents, (ii) any untrue statement or alleged untrue statement of, or any omission or alleged omission to state therein, a material fact contained in or omitted from any registration statement or prospectus relating to the Shares delivered by such Indemnified Party after Borrower notified such Indemnified Party that such registration statement or prospectus contained such untrue statement, alleged untrue statement, omission or alleged omission of a material fact or (iii) the failure of such Indemnified Party to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws to be so delivered. All information provided by Lender for use in any registration statement hereunder shall be true and correct in all material respects and shall not omit any material fact which is required to make such information not false misleading.

D.       Security Interest.

         1. Grant of Security Interest. Borrower grants to Lender a security interest in the Collateral, as defined herein, to secure the payment of all of the indebtedness and obligations hereunder (the "Secured Obligations").

         2. Representations and Warranties Regarding Collateral. Borrower represents and warrants to Lender that (i) Borrower is or, to the extent that the Collateral will be acquired after the date hereof, will be the true and lawful owner of the Collateral, having good and marketable title thereto, or a valid leasehold interest therein, free and clear of any and all Liens other than the Lien granted to Lender hereunder and Permitted Liens, and (ii) Borrower has the authority to grant the security interest in the Collateral, whether now in existence or arising in the future. Without the consent of Lender (which shall not be unreasonably withheld), Borrower shall not create or assume or permit to exist any Lien on or against any of the Collateral except as created or permitted by this Note and Permitted Liens, and Borrower shall promptly notify Lender of any such other Lien against the Collateral and shall defend the Collateral against, and take all such action as may be reasonably necessary to remove or discharge, any such Lien if required by Lender.

         3. Perfection of Security Interest. Borrower agrees to take all actions requested by Lender and reasonably necessary to perfect, to continue the perfection of, and to otherwise give notice of, the Lien granted hereunder, including execution of financing statements.

E.       Events of Default.

         1. Definition of Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

         (a) Borrower's breach of the obligation to pay any amount payable hereunder on the date that it is due and payable;





                                       6.

         (b) Borrower's institution of proceedings against it, or Borrower's filing of a petition or answer or consent seeking reorganization or release, under the federal Bankruptcy Code, or any other applicable federal or state law relating to creditor rights and remedies, or Borrower's consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower or of any substantial part of its property, or Borrower's making of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action.

         2. Rights and Remedies on Event of Default. During the continuance of an Event of Default, Lender shall have the right to accelerate the payment of the principal, interest and charges owing hereunder and to enforce this Note by exercise of the rights and remedies granted to it by applicable law.

F.       Other Provisions.

         1. Reporting. As long as any principal or interest hereunder remains unpaid, Borrower shall promptly furnish Lender with (a) copies of all documents filed by Borrower after the date hereof with the SEC (or substantially similar information, at substantially similar intervals, if Borrower ceases to be a reporting company under the Securities Exchange Act of 1934, as amended) and (b) such other information regarding Borrower as Lender may from time to time reasonably request.

         2. Definitions. As used herein, the following terms shall have the following meanings:

         "Collateral": All of Borrower's present and hereafter acquired personal property, wherever located, including, but not limited to, (1) accounts, as defined by Section 9106 of the California Uniform Commercial Code (or similar section of any applicable enactment of the Uniform Commercial Code);
(2) inventory, as defined by Section 9109(4) of the California Uniform Commercial Code (or similar section of any applicable enactment of the Uniform Commercial Code), including, but not by way of limitation, all raw materials, work in process, finished goods, returned goods and materials and supplies of any nature, kind and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or such other personal property and all documents of title representing the foregoing;
(3) contracts, contract rights, purchase orders, chattel paper, negotiable documents, notes, drafts, documents, instruments, including, but not limited to, checks, deposit accounts, cash, insurance policies of any nature and all credit insurance, guaranties, and other security therefor, as well as all goods returned to or reclaimed by such Borrower, (4) furniture and goods, (5) fixtures, as defined by Section 9313(1) of the California Uniform Commercial Code (or similar section of any applicable enactment of the Uniform Commercial
Code); (6) equipment, as defined by Section 9109(2) of the California Uniform Commercial Code (or similar section of any applicable enactment of the Uniform Commercial Code), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment as well as all of such types of property leased by Borrower and all of Borrower's rights and interest with





                                       7.

respect thereto under such leases (including, without limitation, options to purchase), together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; (7) general intangibles, as defined by Section 9106 of the California Uniform Commercial Code (or similar section of any applicable enactment of the Uniform Commercial Code), including, but not by way of limitation, Borrower's name and goodwill, computer programs, disks and tapes, trademarks, trade names, copyrights, patents, patent rights, patent applications, licenses, permits, customer lists, blueprints, drawings, purchase orders, literature, reports, catalogues, deposit accounts, life insurance and other insurance policies, tax refunds, royalties, commissions and choses in action; (8) all proceeds arising from or in connection with any sale, rental, exchange or other disposal of the foregoing assets, whether voluntary or involuntary, including insurance proceeds for loss due to casualty or any other reason, all accessions and additions thereto, and any replacement of such collateral and the proceeds of such collateral; (9) all products of the foregoing; and (10) all books and records pertaining to all of the foregoing and the equipment containing such books and records.

         "Lien": any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

         "Permitted Liens":  each and all of the following --

               (a) liens for taxes or assessments and similar charges that are either not yet due or delinquent or being contested by appropriate proceedings;

               (b) statutory liens, including, but not limited to, mechanic's, materialman's, warehouseman's and carrier's liens arising in the ordinary course of business;

               (c) encumbrances consisting of licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title;

               (d) liens or security interests securing conditional sale, rental or purchase money obligations, but only in the property that is the subject of such obligations;

               (e) liens or security interests arising under or pursuant to this Note or otherwise securing any of the Secured Obligations;

               (f) liens, security interests and other encumbrances that by their terms are junior to the liens arising under this Note pursuant to subordination agreements reasonably acceptable to Lender;





                                       8.

               (g) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions, or other social security programs;

               (h)   liens in connection with sale and leaseback transactions;

               (i) liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

               (j) good faith deposits in connection with bids, tenders, contracts (other than contracts for the repayment of borrowed money) or leases entered into in the ordinary course of business; and

               (k) liens in favor of employees, lessors, landlords, suppliers or similar persons, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings and for which adequate reserves have been created.

         3. Governing Law; Venue. This Note shall be deemed to have been made in the State of California, and the validity of this Note, its construction, interpretation and enforcement, and Lender's rights, shall be determined under, governed by and construed in accordance with the laws of the State of California. Borrower and Lender agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in the City and County of San Mateo, State of California or, at Lender's option, any court in which Lender determines it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of its rights and remedies under this Note or otherwise or to exercise, preserve, protect or defend its Lien, and the priority thereof, against the Collateral, and which has subject matter jurisdiction over the matter in controversy. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue, and consents to any court ordered relief. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Note to enforce the same, in any appropriate jurisdiction.

         4. Notices. Any notice or other communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:





                                       9.

If to Lender:

                 Technology Funding
                 2000 Alameda de las Pulgas
                 San Mateo, California 94403
                 Telephone:  (415) 345-2200
                 Facsimile:  (415) 341-1400
                 Attention:  Mr. Peter Bernardoni

with a copy to:

                 Gray Cary Ware & Freidenrich
                 400 Hamilton Avenue
                 Palo Alto, California 94301
                 Telephone:  (415) 833-2496
                 Facsimile:  (415) 327-3699
                 Attention:  Rod J. Howard, Esq.

If to Borrower:

                 Endocare, Inc.
                 18 Technology Drive, Suite 134
                 Irvine, California 92618
                 Telephone:  (714) 450-1410
                 Facsimile:  (714) 450-1413
                 Attention:  Mr. Paul Mikus, President and
                             Chief Executive Officer

with a copy to:

                 Riordan & McKinzie
                 695 Town Center Drive, Suite 1500
                 Costa Mesa, California 92626
                 Telephone:  (714) 433-2900
                 Facsimile:  (714) 549-3244
                 Attention:  Elaine R. Levin, Esq.

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause
(iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this





                                      10.

section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

         5. Lender's Rights; Borrower Waivers. Lender's acceptance of partial or delinquent payment from Borrower hereunder, or Lender's failure to exercise any right hereunder, shall not constitute a waiver of any Borrower obligation or any Lender right hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects. The waiver of notice hereunder shall not apply to notices pursuant to paragraphs C.2 and C.4 hereof.

         6. Enforcement Costs. Borrower shall pay all reasonable costs and expenses, including reasonable attorneys' fees and expenses, Lender expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of Lender hereunder, including all costs and expenses incurred during a bankruptcy or similar proceeding of Borrower.

         7. Severability. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

         8. Amendment. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.

         9. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns; provided, however, that Borrower's rights and obligations shall not be assigned or delegated without Lender's prior written consent, given in its sole discretion, except to any successor of Borrower; and provided further, that Lender's rights and obligations shall not be assigned, delegated or otherwise transferred without Borrower's prior written consent (which consent shall not be unreasonably withheld) to any person or entity Borrower reasonably determines either is an actual or potential competitor or affiliate of such a competitor of Borrower and in no event may the reporting obligations of Borrower set forth in paragraph F.1(b) be assigned, delegated or transferred to any person not affiliated with Lender, and any purported assignment or delegation without such consent shall be void ab initio.

         10. Time of Essence. Time is of the essence of each and every provision of this Note.





                                      11.

         11. Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.


                                              ENDOCARE, INC.


                                              By:
                                                 ----------------------------


                                              Title:
                                                     ------------------------

Accepted By Lender:


By:
   --------------------------


   Name:
        ---------------------

   Title:
         --------------------




                                      12.